                                                                      Exhibit 11

                                   NVR, Inc.
                       Computation of Earnings Per Share
               (amounts in thousands, except per share amounts)

                                                Three Months Ended September 30,    Nine Months Ended September 30,
                                                -------------------------------     -------------------------------
                                                      2000             1999            2000               1999
                                                 -------------    --------------   -------------     --------------
     1.  Net income                              $      43,914    $       30,341   $     111,692     $       84,611
                                                 =============    ==============   =============     ==============

     2.  Average number of shares
         outstanding                                     8,905             9,900           9,164             10,480

     3.  Shares issuable upon exercise
         of dilutive options, based on
         average market price                            2,155             2,118           1,974              1,922
                                                 -------------    --------------   -------------     --------------

     4.  Average number of shares
         and share equivalents outstanding
         (2 + 3)                                        11,060            12,018          11,138             12,402
                                                 =============    ==============   =============     ==============

     5.  Basic earnings per share (1/2)          $        4.93    $         3.06   $       12.19     $         8.07
                                                 =============    ==============   =============     ==============

     6.  Diluted earnings per share (1/4)        $        3.97    $         2.52   $       10.03     $         6.82
                                                 =============    ==============   =============     ==============